                                                                    EXHIBIT 10.7

                        LOAN AND SECURITY AGREEMENT

     THIS LOAN AND SECURITY AGREEMENT (the "Agreement"), dated as of the 28th day of June, 1996, is made and entered into on the terms and conditions hereinafter set forth, by and between TALX CORPORATION, a Missouri corporation ("TALX"), TALX INFORMATION SERVICES CORPORATION, a Missouri corporation ("TISC"), TALX DOCUMENT SERVICES CORPORATION, a Missouri corporation ("TDSC") and PETRA CAPITAL, LLC, a Georgia limited liability company ("Lender"). (TDSC and TISC are sometimes referred to herein individually as a "Subsidiary" and collectively as the "Subsidiaries"; TALX, TDSC and TISC are sometimes referred to herein individually as a "Borrower" and collectively as the "Borrowers").

                                 RECITALS:

     Borrowers have requested that Lender make available to Borrowers a loan in the amount of up to Four Million and No/100 Dollars ($4,000,000.00), subject to reduction as set forth herein, upon the terms and conditions hereinafter set forth, and for the purposes hereinafter set forth (the "Loan").

     NOW, THEREFORE, in consideration of the agreement of Lender to make the Loan, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrowers and Lender hereby agree as follows:

                            ARTICLE 1 - THE LOAN

     1.1 Evidence of Loan Indebtedness and Repayment. The Loan shall be evidenced by a Secured Promissory Note substantially in the form attached hereto as Exhibit A (the "Note"), executed by Borrowers in favor of Lender. The Loan shall be in the original principal amount indicated in the Note, shall be payable in accordance with the terms of the Note, and shall be prepayable at any time without penalty or premium.

     1.2 Participation. Lender will sell a participation in the Loan to each of Eugene M. Toombs ("Toombs") and The William W. Canfield Revocable Trust ("Canfield" and, together with Toombs, the "Participants"), pursuant to the Participation Agreement in the form attached hereto as Exhibit B (the "Participation Agreement"). Gateway Partners, L.P. ("Gateway") intends to purchase a participation in the Loan also by assuming obligations under the Participation Agreement on or prior to August 15, 1996.

     1.3 Advances. Subject to the terms and conditions of this Agreement, the Loan shall be funded in two advances. On the first business day following the full execution of this Agreement, Lender shall fund $3,000,000 (net of the remainder of the Origination Fee (as defined in Section 1.4) and net of fees and expenses of Lender, including, without limitation, the fees and expenses of counsel to Lender), Toombs shall fund $100,000 and Canfield shall fund $250,000, each directly to TALX, for the benefit of all Borrowers. On or prior to August 15, 1996, Gateway shall fund $650,000 directly to TALX, for the benefit of all Borrowers. Borrowers hereby agree that if Gateway does not fund such amount for any reason whatever, neither Lender nor any other Participant shall have any obligation to fund any portion of Gateway's participation, and, notwithstanding anything to the contrary in this Agreement, the Note or any other documents executed in connection with the Loan, the amount of the Loan shall be reduced by the portion of Gateway's participation that is not funded.

     1.4 Origination Fee. In connection with the making of the Loan, Borrowers shall pay to Lender an origination fee in the amount of $60,000.00 (the "Origination Fee"). Lender hereby acknowledges that Borrowers have prepaid $30,000.00 of the Origination Fee.

     1.5 Stock Purchase Warrants.

     (a) Initial Warrants. In consideration for Lender's entering into this Agreement and for the Lender and the Participants making (and Gateway when it participates), or purchasing an interest in, the Loan contemplated herein, TALX shall deliver Stock Purchase Warrants substantially in the forms attached hereto as Exhibits C-1, C-2, C-3 and (when Gateway participates) C-4 (collectively, the "Warrants"), executed by TALX in favor of Lender or the applicable Participant, pursuant to which the holders thereof shall be granted the right to purchase, in the aggregate, 3.50% (or proportionately less if Gateway does not participate) of the outstanding capital stock of TALX (calculated on a fully diluted basis, before issuance of the Warrants).

     (b) Additional Warrants. In the event that any indebtedness evidenced by the Note or any other Secured Obligations (as defined in Section 2.2) are outstanding on any of the following dates, TALX shall issue to Lender and to the Participants (and Gateway when it participates), in each case in proportion to their respective interests in the Loan, additional warrants (the "Additional Warrants") to purchase additional shares of common stock of the TALX on the terms and conditions set forth below:

          (i) If on December 28, 1996, any indebtedness evidenced by the Note or any other Secured Obligations are outstanding, TALX shall issue on such date, for no additional consideration, Additional Warrants to purchase, in the aggregate, an additional 2.5% (or proportionately less if Gateway does not participate) of the outstanding capital stock of TALX.

          (ii) If on December 28, 1997, any indebtedness evidenced by the Note or any other Secured Obligations are outstanding, TALX shall issue on such date, for no additional consideration, Additional Warrants to purchase, in the aggregate, an additional 2.0% (or proportionately less if Gateway does not participate) of the outstanding capital stock of TALX.

          (iii) If on June 28, 1998, any indebtedness evidenced by the Note or any other Secured Obligations are outstanding, TALX shall issue on such date, for no additional consideration, Additional Warrants to purchase, in the aggregate, an additional 1.0% (or proportionately less if Gateway does not participate) of the outstanding capital stock of TALX.

          (iv) If on June 28, 1999, any indebtedness evidenced by the Note or any other Secured Obligations are outstanding, TALX shall issue on such date, for no additional consideration, Additional Warrants to purchase, in the aggregate, an additional 1.0% (or proportionately less if Gateway does not participate) of the outstanding capital stock of TALX.

          (v) If on June 28, 2000, any indebtedness evidenced by the Note or any other Secured Obligations are outstanding, TALX shall issue on such date, for no additional consideration, Additional Warrants to purchase, in the aggregate, an additional 1.0% (or proportionately less if Gateway does not participate) of the outstanding capital stock of TALX.

The number of shares to which such Additional Warrants apply shall be calculated on a fully diluted basis before issuance of the Warrants. If TALX shall be required pursuant to the terms hereof to issue any Additional Warrants, TALX shall issue a warrant certificate to Lender and the Participants covering the number of shares of common stock of TALX in respect of which such Additional Warrant is exercisable, and such warrant certificate in all other respects (including the exercise price thereof) shall be identical to the Warrants. Borrowers shall pay when due any and all state and federal stamp, documentary, or other securities issuance taxes, if any, which are imposed in respect of the issuance of Additional Warrants or the issuance of any shares of common stock of TALX upon exercise of Additional Warrants; provided, however, such obligation shall not include any taxes imposed on the income of the Lender or arising from the ownership or transfer of any Additional Warrants or shares of common stock issuable upon exercise of any Additional Warrant.

     (c) Adjustment in Number of Shares Issuable and Exercise Price. The number of shares of common stock (or other securities or property) issuable upon exercise of the Additional Warrants set forth above and the exercise price per share set forth in the Additional Warrants shall be subject to adjustment on the same terms as any such adjustments required to be made under the terms of the Warrants, notwithstanding that such Additional Warrants are not issued and outstanding at the time of the occurrence giving rise to any such adjustments required to be made pursuant to the terms of the Warrants.

     (d) McFarland Warrants. The Stock Purchase Warrant issued to McFarland, Grossman & Company, Inc. on the date hereof (the "McFarland Warrant") shall not give rise to any anti- dilutive adjustments in the Warrants or the Additional Warrants. Neither the McFarland Warrant nor the letter agreement dated January 31, 1996, between TALX and McFarland, Grossman & Company, Inc. ("MGC Agreement") shall not be deemed to breach any representation, warranty or covenant hereunder.

     1.6 Subordination. The obligations evidenced by the Note shall be subordinate to obligations owed to Southwest Bank of St. Louis (the "Senior Lender"), as provided in the Intercreditor Agreement in the form attached hereto as Exhibit D (the "Intercreditor Agreement").

     1.7 Certain Representations. Lender represents and warrants that (i) it is an "accredited investor", as defined in Rule 501 under the Securities Act of 1933, (ii), without limiting or affecting the full extent of Borrowers' liability under any of the Note or any of the Loan Documents, it has such knowledge and experience in financial and business matters as to be capable of evaluating the risks inherent in making the Loan, and (iii) during the course of the transaction prior to the making of the Loan, it has had access to information about the Borrowers, their business and financial condition, and it has had the opportunity to ask questions of and receive answers from the Borrowers concerning the terms and conditions of the making of the Loan and to obtain additional information (to the extent the Borrowers possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it, (iv) the Note has been acquired for the purposes of holding it for an indefinite period of time and not with the intent of participating directly or indirectly in a distribution of the Note or any portion thereof, and (v) the Lender's principal place of business is located in Tennessee.


                            ARTICLE 2 - SECURITY

     2.1 Security. As security for the Secured Obligations (as defined in
Section 2.2), each Borrower hereby grants to Lender a security interest in the following described property, and any and all proceeds and products thereof (collectively, the "Collateral"):

     (a) Equipment. All machinery and equipment, all data processing and office equipment, all computer equipment, hardware, firmware and software, all furniture, fixtures, appliances and all other goods of every type and description, whether now owned or hereafter acquired and wherever located, together with all parts, accessories and attachments and all replacements thereof and additions thereto; and

     (b) Inventory. All inventory and goods, whether held for lease, sale or furnishing under contracts of service, all agreements for lease of same and rentals therefrom, whether now in existence or owned or hereafter acquired and wherever located; and

     (c) General Intangibles. All rights, interests, causes in action, causes of action, claims and all other intangible property of every kind and nature, in each instance whether now owned or hereafter acquired but not limited to, all corporate and business records; all loans, royalties, and other obligations receivable; all trade secrets, inventions, designs, patents, patent applications, registered or unregistered service marks, trade names, trademarks, copyrights and the goodwill associated therewith and incorporated therein, and all registrations and applications for registration related thereto; all goodwill, licenses, permits, franchises, customer lists and credit files; all customer and supplier contracts, firm sale orders, rights under license and franchise agreements, and other contracts and contract rights; all right, title and interest under leases, subleases, licenses and concessions and other agreements relating to real or personal property and any security agreements relating thereto; all rights to indemnification; all proceeds of insurance of which such Borrower is beneficiary; all letters of credit, guarantees, liens, security interests and other security held by or granted to such Borrower; and all other intangible property, whether or not similar to the foregoing; and

     (d) Accounts, Chattel Paper, Instruments and Documents. All accounts, accounts receivable, chattel paper, instruments and documents, whether now in existence or owned or hereafter acquired, entered into, created or arising, and wherever located; and

     (e) Other Property. All other personal property or interests in property now owned or hereafter acquired.

     2.2 Secured Obligations. Without limiting any of the provisions thereof, the Security Instruments (as defined in Section 2.3) shall secure the following indebtedness and other obligations (the "Secured Obligations"):

     (a) the full and timely payment of the indebtedness evidenced by the Note, together with interest thereon, and any extensions, modifications, consolidations or renewals thereof, and any notes given in payment thereof;

     (b) the full and prompt performance of all of the obligations of Borrowers to Lender under the Loan Documents (as defined in Section 2.3) to which a Borrower is a party;

     (c) the full and prompt payment of all court costs and other costs and expenses of whatever kind incident to the collection of the indebtedness evidenced by the Note, the enforcement or protection of the security interests of the Security Instruments or the exercise of any rights or remedies of Lender with respect to the indebtedness evidenced by the Note, including without limitation reasonable attorney and paralegal fees and costs incurred by Lender, all of which Borrowers agree to pay to Lender upon demand; and

     (d) the full and prompt payment and performance of any and all other indebtedness and other obligations of any Borrower to Lender (other than obligations arising under the Warrants), direct or contingent, however evidenced or denominated, and however and whenever incurred, including but not limited to indebtedness incurred pursuant to any present or future commitment of Lender to any Borrower, together with interest thereon, and any extensions, modifications, consolidations and/or renewals thereof and any notes given in payment thereof.

     2.3 Security Instruments. The Secured Obligations shall be further secured by the Trademark and Patent Security Agreement in substantially the form attached hereto as Exhibit E (the "Trademark and Patent Security Agreement"). This Agreement, the Trademark and Patent Security Agreement and any other instruments, documents or agreements now or hereafter securing the Secured Obligations are herein collectively referred to as the "Security Instruments". The Security Instruments, together with the Note and any other instruments and documents now or hereafter evidencing, securing or in any way related to the indebtedness evidenced by the Note are herein individually referred to as a "Loan Document" and collectively referred to as the "Loan Documents".


            ARTICLE 3 - REPRESENTATIONS AND WARRANTIES OF BORROWERS

     Borrowers hereby, jointly and severally, represent and warrant to Lender as follows:

     3.1 Corporate Status.

     (a) Each Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri, and has the corporate power to own and operate its properties, to carry on its business as now conducted and to enter into and to perform its obligations under this Agreement and the other Loan Documents to which it is a party. Each Borrower is duly qualified to do business and is in good standing in each state or other jurisdiction in which a failure to be so qualified could give rise to a Material Adverse Event, as hereinafter defined. The states or other jurisdictions in which each Borrower is qualified to do business are set forth on Schedule 3.1(a). For purposes of this Agreement, "Material Adverse Event" means any event or circumstance, or set of events or circumstances, individually or collectively, that reasonably could be expected to result in any (i) adverse effect upon the validity or enforceability of any Loan Document, or (ii) material and adverse effect on the condition (financial or otherwise), business, operations, properties or prospects of any Borrower, or (iii) Event of Default hereunder.

     (b) No Borrower owns, directly or indirectly, any capital stock or other equity interest of any corporation, partnership, joint venture, limited liability company or other business organization, except that TALX owns all of the outstanding capital stock of TISC and TISC owns all of the outstanding capital stock of TDSC.

     (c) The following information is set forth on Schedule 3.1(c) for each
Borrower: the number of shares of authorized capital stock, the par value of such stock, the number of shares of such stock that are outstanding and the identity of the holders of the shares of such stock (such shares are referred to herein as the "Shares"). Except as set forth on Schedule 3.1(c), there are no shares of capital stock or other securities of any Borrower issued or outstanding. There are sufficient shares of the common stock of TALX reserved for issuance upon exercise of the Warrants.

     (d) Except as disclosed on Schedule 3.1(d), there are no outstanding options, warrants or rights to purchase or acquire from any Borrower any securities of such Borrower, and there are no contracts, commitments, agreements, understandings, arrangements or restrictions relating to any shares of capital stock or other securities of any Borrower, whether or not outstanding, to which any Borrower is a party or by which it is bound or, to the best knowledge of any Borrower, to which any of its shareholders is a party or by which any such shareholder is bound. All of the outstanding Shares of capital stock of each Borrower are validly issued, fully paid and non-assessable and were not issued in violation of any preemptive rights, rights of first refusal, anti-dilution rights or any similar rights held by any party. No Borrower has violated any federal or state securities laws in connection with the issuance of any securities.

     (e) The issuance of the Warrants has been duly authorized and, upon delivery to Lender or the Participants, as applicable, will be validly issued, fully paid and nonassessable, free and clear of all liens and other encumbrances. There are no statutory or contractual preemptive rights, rights of first refusal, anti-dilution rights or any similar rights held by any party with respect to the issuance of the Warrants or the issuance of common stock upon exercise of the Warrants, except where such rights have been waived. Except as set forth on Schedule 3.1(e), there are no anti-dilution rights held by any Shareholder of any Borrower. The issuance of shares of common stock upon exercise of the Warrants has been duly authorized and, when issued upon exercise of the Warrants in accordance with the terms thereof, such shares of common stock will be validly issued, fully paid and nonassessable. Assuming the accuracy of the representations by each recipient of the Warrants in Section 4(a) thereof, the offer, sale and issuance of the Warrants do not require registration under the Securities Act of 1933, as amended, or any applicable state securities laws, except to the extent that the sale and issuance of any particular Warrant requires registration because the representations made by the initial holder of such Warranty in such Warrant are untrue, inaccurate or incomplete.

     3.2 Authorization. Each Borrower has full legal right, power and authority to enter into and perform its obligations under the Loan Documents, without the consent or approval of any other person, firm, governmental agency or other legal entity, other than consents listed on Schedule 3.2, which consents have previously been obtained. Each Borrower has all necessary right, power and authority to grant to Lender a valid and enforceable security interest in the Collateral. The execution and delivery of this Agreement, the borrowing hereunder, the execution and delivery of each Loan Document to which any Borrower is a party, and the performance by each Borrower of any of its respective obligations hereunder and thereunder are within the corporate powers of such Borrower and have been duly authorized by all necessary corporate action properly taken. The officer(s) executing this Agreement, the Note and all of the other Loan Documents to which any Borrower is a party, are duly authorized to act on behalf of such Borrower.

     3.3 Validity and Binding Effect. This Agreement and the other Loan Documents are the legal, valid and binding obligations of each Borrower, enforceable against each Borrower in accordance with their respective terms, subject to limitations imposed by bankruptcy, insolvency, moratorium, or similar laws or provisions affecting the rights of creditors generally.

     3.4 Priority of Liens; Title to Property. Except as disclosed on Schedule
3.4 or as may be permitted pursuant to Section 4.1 hereof, there are no outstanding loans, liens, pledges, security interests, agreements or other financings which provide any third person with a lien against any of the collateral securing the Secured Obligations, whether such collateral is pledged pursuant to this Agreement or any other Security Instruments. Each Borrower has good and marketable title to, or valid leasehold interests in, all of its real and personal property, free and clear of any and all claims, liens, encumbrances, equities and restrictions of every kind and nature whatsoever, except as disclosed on Schedule 3.4 and except for such claims, liens, encumbrances, equities and restrictions which would not, in the aggregate, cause a Material Adverse Event.

     3.5 Location of Collateral. The records with respect to all intangible personal property comprising the Collateral are maintained at the executive offices of each Borrower at the address set forth on Schedule 3.5(i). All of the Collateral comprised of tangible personal property is located at one of the addresses set forth on Schedule 3.5(ii).

     3.6 Litigation. Except as set forth on Schedule 3.6, there are no actions, suits or proceedings pending, or, to the knowledge of any Borrower, threatened, against or affecting any Borrower, at law or in equity, or before any governmental or administrative agency, except actions, suits and proceedings that are fully covered by insurance and that, if adversely determined, would not impair materially the ability of any Borrower to perform each and every one of its obligations under and by virtue of the Loan Documents; and to any Borrower's knowledge, no Borrower is in default with respect to any order, writ, injunction, decree or demand of any court or any governmental authority. There are no actions, suits or proceedings pending, or, to the knowledge of any Borrower, threatened, which affect the validity or enforceability of any of the Loan Documents or the priority of the liens thereof.

     3.7 Financial Statements. The financial statements of Borrowers heretofore delivered to Lender are true and correct in all material respects, have been prepared on the basis of generally accepted accounting principles ("GAAP") consistently applied, and fairly present the financial condition of the subjects thereof as of the date(s) thereof. Except as disclosed on Schedule 3.7, no material adverse change has occurred in the condition (financial or otherwise), business, operations, properties or prospects of any Borrower since the date(s) thereof, and no additional indebtedness or obligations have been incurred by any Borrower since the date(s) thereof, other than trade payables and other liabilities incurred or arising in the ordinary course of business, and other than TALX's obligations to compensate McFarland, Grossman & Company, Inc. as set forth in the MGC Agreement.

     3.8 No Defaults. Consummation of the transactions hereby contemplated and the performance of the obligations of Borrowers under and by virtue of the Loan Documents will not result in any breach of, contravene, conflict with, or constitute a default under, the charter documents or bylaws of any Borrower, any provision of law, any applicable judgment, ordinance, regulation, or order of any court or governmental agency, or any mortgage, security deed or agreement, deed of trust, lease, loan or credit agreement, partnership agreement, license, franchise or any other material instrument or agreement to which any Borrower is a party or by which any Borrower or its properties may be bound or, to the knowledge of any Borrower, affected.

     3.9 Compliance With Law. Except where failure to do so does not and would not constitute a Material Adverse Event, each Borrower has obtained all licenses, permits and governmental approvals and authorizations necessary or proper in order to conduct its business and affairs as heretofore conducted and as hereafter intended to be conducted. Each Borrower is in compliance with all laws, regulations, decrees and orders applicable to it (including but not limited to laws, regulations, decrees and orders relating to environmental, occupational and health standards and controls, antitrust, monopoly, restraint of trade or unfair competition) to the extent that noncompliance, in the aggregate, could not give rise to a Material Adverse Event.

     3.10 Environmental Matters. No Borrower has actual knowledge of (i) the presence of any Hazardous Substances (as defined below) on any property owned, leased or otherwise controlled by any Borrower (collectively, the "Property");
(ii) any spills, releases, discharges, or disposal of Hazardous Substances that have occurred or are presently occurring on or onto any of the Property; (iii) the presence on any of the Property of underground or above-ground storage tanks or pipelines which are required to be licensed by any local, state or federal agency; (iv) any spills or disposal of Hazardous Substances that have occurred or are occurring off the Property as a result of any construction on or operation and use of the Property; (v) any failure by any Borrower to comply with any Applicable Environmental Laws (as defined below); (vi) any notices related to any Borrower or any of the Property claiming a violation of any Applicable Environmental Laws, or the commencement of any action or proceeding against any Borrower or related to any of the Property alleging a violation of Applicable Environmental Laws; (vii) any notices related to any Borrower or any of the Property requiring compliance with Applicable Environmental Laws, or demanding payment or contribution for injury to the environment or human health; or (viii) any outstanding notices or citations relating to violations by any former owner or operator of any of the Property. For the purposes of this Agreement, "Hazardous Substances" means any substance or material defined or designated as a hazardous or toxic waste, material or substance, or other similar term, by any federal, state, or local environmental statute, regulation, or ordinance presently in effect, including, without limitation, asbestos in any form, urea formaldehyde foam insulation, petroleum products, and polychlorinated biphenyls. For the purposes of this Agreement, "Applicable Environmental Laws" means any and all applicable local, state, and federal environmental laws, regulations, ordinances, and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport, or disposal of any Hazardous Substances.

     3.11 Taxes. Each Borrower has filed or caused to be filed all tax returns required to be filed (except for returns that have been appropriately extended), and has paid all taxes shown to be due and payable on said returns and all other taxes, impositions, assessments, fees or other charges imposed on it by any governmental authority, agency or instrumentality, prior to any delinquency with respect thereto (other than taxes, impositions, assessments, fees and charges currently being contested in good faith by appropriate proceedings, for which appropriate amounts have been reserved). No tax liens have been filed against any Borrower or any of their respective properties.

     3.12 Certain Transactions. Except as set forth on Schedule 3.12(i), (i) no Borrower is indebted, directly or indirectly, to any of its respective officers or directors, or to their respective spouses or children, and (ii) none of said officers or directors or any members of their immediate families are indebted to any Borrower or have any direct or indirect ownership interest in any firm or corporation with which any Borrower is affiliated or with which any Borrower has a business relationship, or any firm or corporation which competes with any Borrower, except that officers and directors of a Borrower may own no more than 1% of the outstanding stock of any publicly traded company which competes directly with any Borrower. Except as set forth on Schedule 3.12(ii), no officer or director or any member of their immediate families is, directly or indirectly, interested in any material contract with any Borrower, and each such contract has been fully disclosed to and approved by the Board of Directors of such Borrower and is on arm's length terms. Except as set forth on Schedule 3.12(iii), no Borrower is a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

     3.13 Corporate or Trade Names. Except as set forth on Schedule 3.13, in the preceding five (5) years, no Borrower has been known as or conducted business under any name other than the name used in executing this Agreement.

     3.14 Intellectual Property. Except as set forth on Schedule 3.14(i), each Borrower is the lawful owner of its proprietary information free and clear of any claim, right, trademark, patent or copyright protection of any third party. As used herein, "proprietary information" includes without limitation (i) any computer software and related documentation, inventions, technical data and nontechnical data related thereto, and (ii) other documentation, inventions and data related to patterns, plans, methods, techniques, drawings, finances, customer lists, suppliers, products, special pricing and cost information, designs, processes, procedures, formulas, research data owned by any Borrower or marketing studies conducted by any Borrower. Except as set forth on Schedule 3.14(ii), each Borrower has good and marketable title to, or is otherwise entitled to use, all patents, trademarks, trade names, service marks, copyrights or other intangible property rights, and registrations or applications for registration thereof, owned by such Borrower or used or required by such Borrower in the operation of its business as presently being conducted. Except as set forth on Schedule 3.14(iii), there is no infringement or conflict with asserted rights of others with respect to copyrights, patents, trademarks, service marks, trade names, trade secrets or other intangible property rights or know-how utilized by any Borrower which could result in any Material Adverse Event and no products or processes of any Borrower infringe or conflict with any rights of patent or copyright, or any discovery, invention, product or process, that is the subject of a patent or copyright registration. Each Borrower follows such procedures as are necessary or appropriate to provide reasonable protection of such Borrower's trade secrets and proprietary rights in intellectual property of all kinds. To the knowledge of any Borrower, no person employed by or affiliated with any Borrower has employed or proposes to employ any trade secret or any information or documentation proprietary to any former employer and, to the knowledge of any Borrower, no person employed by or affiliated with any Borrower has violated any confidential relationship that such person may have had with any third person, in connection with the development, manufacture, sale or lease of any product or proposed product or the development or sale of any service or proposed service of any Borrower.

     3.15 Regulatory Compliance. Except as set forth on Schedule 3.15, the conduct of the business of no Borrower is dependent on any license, permit or other authorization of any federal, state or local regulatory body, and except as set forth on Schedule 3.15, such business is not subject to the regulation of any federal, state or local government regulatory body by reason of the nature of the business being conducted. All licenses, permits and authorizations set forth on Schedule 3.15 are in full force and effect.

     3.16 ERISA. With respect to the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder ("ERISA"):

     (a) Plans. Schedule 3.16 sets forth any and all "employee benefit plans" maintained by or on behalf of any Borrower or any ERISA Affiliate as defined in
Section 3(3) of ERISA (a "Plan"), including, but not limited to, any defined benefit pension plan, profit sharing plan, money purchase pension plan, savings or thrift plan, stock bonus plan, employee stock ownership plan, Multiemployer Plan, or any plan, fund, program, arrangement or practice providing for medical (including post-retirement medical), hospitalization, accident, sickness, disability, or life insurance benefits. For purposes of this Agreement, "ERISA Affiliate" shall mean each trade or business (whether or not incorporated) which, together with any Borrower, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder (the "Code"); and "Multiemployer Plan" shall mean a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA. Neither any Borrower nor any ERISA

Affiliate maintains or contributes to, or has maintained or contributed to, any defined benefit pension plan or Multiemployer Plan.

     (b) Compliance. Each Plan has at all times been maintained, by its terms and in operation, in accordance in all material respects with all applicable laws.

     (c) Liabilities. Except for liabilities and expenses which become payable and are timely paid pursuant to the terms and usual operations of the Plans, no Borrower is currently and will not become subject to any material liability (including withdrawal liability), tax or penalty whatsoever to any person whomsoever with respect to any Plan including, but not limited to, any material tax, penalty or liability arising under Title I or Title IV of ERISA or Chapter 43 of the Code.

     (d) Funding. Each Borrower and each ERISA Affiliate has made full and timely payment of all amounts (i) required to be contributed under the terms of each Plan and applicable law and (ii) required to be paid as expenses of each Plan. No Plan or Plans have an "amount of unfunded benefit liabilities" (as defined in Section 4001(a)(18) of ERISA) which, in the aggregate, exceed $100,000.

     3.17 Regulations G, T, U and X. No Borrower is engaged in the business of extending credit for the purposes of purchasing or carrying margin stock, and no proceeds of the Loan will be used for a purpose which violates, or would be inconsistent with, Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

     3.18 Government Regulation. No Borrower is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or subject to regulation under the Federal Power Act, the Interstate Commerce Act or any other federal law or laws of the State of Missouri limiting its ability to incur indebtedness or to execute, deliver or perform the Loan Documents.

     3.19 Statements Not False or Misleading. No representation or warranty given as of the date hereof by any Borrower contained in this Agreement or any schedule attached hereto or any statement in any document, certificate or other instrument furnished or to be furnished to Lender pursuant hereto, taken as a whole, contains or will (as of the time so furnished) contain any untrue statement of a material fact, or omits or will (as of the time so furnished) omit to state any material fact which is necessary in order to make the statements contained therein not misleading.

     3.20 SEC Reports. [RESERVED]

     3.21 Survival. The representations and warranties of Borrowers contained in this Agreement or any schedule attached hereto or any statement in any document, certificate or other instrument furnished or to be furnished to Lender pursuant hereto, shall survive until this Agreement terminates in accordance with Article 7 hereof.


               ARTICLE 4 - COVENANTS AND AGREEMENTS OF BORROWERS

     Each Borrower, jointly and severally, covenants and agrees as follows:

     4.1 Sales of and Encumbrances on Collateral. No Borrower will sell, exchange, lease (other than in the ordinary course of such Borrower's business), negotiate, pledge, assign or grant any security interest in or otherwise dispose of any Collateral (other than the sale or other disposal of obsolete or retired equipment in the ordinary course of business) to anyone other than Lender, nor permit any other lien of any kind to attach thereto without Lender's prior written consent, except for the following:

     (i) liens for taxes and assessments or governmental charges or levies not at the time due or in respect of which the validity thereof shall currently be contested in good faith by appropriate proceedings conducted with due diligence if appropriate reserves are being maintained with respect thereto,

     (ii) liens in respect of pledges or deposits under workers' compensation laws or similar liens, if the obligations secured by such liens are not then delinquent or are being contested in good faith by appropriate proceedings conducted with due diligence if appropriate reserves are being maintained with respect thereto,

     (iii) statutory liens incidental to the conduct of the business of Borrowers which were not incurred in connection with the borrowing of money or the obtaining of advances or credits and the imposition of which do not in the aggregate constitute a Material Adverse Event,

     (iv) sale or other disposition of tangible assets which are replaced by assets of similar character where the replacement of such assets is necessary or appropriate for the continued conduct of such Borrower's business; and

     (v) liens associated with indebtedness for borrowed money permitted under
Section 4.4 hereof.

     4.2 Use of Proceeds. Borrowers shall use the proceeds of the Loan solely for additional working capital.

     4.3 Further Assurances. Borrowers will take all actions reasonably requested by Lender to create and maintain in Lender's favor valid liens upon and perfected security interests in any Collateral secured pursuant to this Agreement or the other Security Instruments and all other security for the Secured Obligations now or hereafter held by or for Lender. Without limiting the foregoing, Borrowers agree to execute such further instruments (including financing statements and continuation statements) as may be required or permitted by any law relating to notices of, or affidavits in connection with, the perfection of Lender's liens and security interests with respect to the Collateral, and to cooperate with Lender in the filing or recording and renewal thereof.

     4.4 Limitations on Debt and Obligations. Borrowers shall not incur additional aggregate indebtedness in excess of $25,000 annually, except as to
(i) indebtedness reflected on the balance sheet of TALX dated as of March 31, 1996, and delivered to Lender in connection with the making of the Loan, (ii) the indebtedness incurred pursuant to the Note, (iii) accounts payable, other trade payables and current operating liabilities (other than for borrowed money) incurred in the ordinary course of business, (iv) obligations among the Borrowers, (v) Permitted Funded Indebtedness (as defined below) and (vi) Permitted Purchase Money Indebtedness (as defined below). Notwithstanding the foregoing, Borrowers may continue to borrow under their current arrangements with Senior Lender and any renewals thereof (provided such borrowings or renewals do not exceed, in the aggregate, the principal amount of $7,000,000), and Borrowers may continue to lease property pursuant to existing capitalized leases.

     For purposes of this Section 4.4, the following terms have the meanings set forth opposite each such term below:

     "EBIT" shall mean, with respect to each Borrower, earnings before interest and taxes, as calculated in accordance with GAAP.

     "Funded Debt" shall mean, with respect to each Borrower, all indebtedness of such Borrower for borrowed money, any capitalized lease obligation of such Borrower and any guaranty of such Borrower with respect to Funded Debt of any other person or entity.

     "Leverage Ratio" means the quotient resulting from dividing (A) the aggregate of the Funded Debt (calculated on a consolidated basis) of the Borrowers, by (B) the aggregate of the EBIT (calculated on a consolidated basis) of the Borrowers for the twelve month period ending on the last of the calendar month that is two (2) months prior to the calendar month of calculation.

     "Permitted Purchase Money Indebtedness" means indebtedness incurred within 30 days of the purchase of any property for the purpose of financing the purchase of such property (and renewals, extensions or modifications thereof other than increases in the principal balance), provided the aggregate principal amount of such indebtedness does not exceed an amount equal to 80% of the lesser of (vii) the cost of the property purchased, and (viii) the fair value of such property at the time of its acquisition, and further provided that the aggregate of all such purchase money indebtedness of the Borrowers at such time does not exceed $25,000.

     "Permitted Funded Indebtedness" means Funded Debt incurred or outstanding at any time when the Leverage Ratio of TALX is less than:

          4.4 to 1 at any time between the date hereof and the fiscal year ending May 31, 1997;

          3.5 to 1 at any time between April 1, 1997, and the fiscal year ending March 31, 1998;

          3.25 to 1 at any time thereafter.

     4.5 Financial Statements and Reports. Borrowers shall furnish to Lender the following financial information:

     (i) within ninety (90) days after the end of each fiscal year of TALX, (A) audited consolidated financial statements of TALX, including a balance sheet as of the close of such fiscal year, an income statement and statements of changes in stockholders' equity, and of cash flows for such fiscal year, all in reasonable detail, prepared in accordance with GAAP consistently applied, and with the report thereon of independent public accountants, acceptable to Lender, and (B) unaudited consolidating financial statements, including a balance sheet as of the close of such fiscal year, an income statement and statements of changes in stockholders' equity, and of cash flows for such fiscal year;

     (ii) within ninety (90) days after the end of each fiscal year of TALX, a certificate of the chief executive or chief financial officer of TALX stating that to the best knowledge of such officer, (A) each Borrower has kept, observed, performed and fulfilled each covenant, term and condition of this Agreement and the other Loan Documents during the preceding fiscal year and (B) no Event of Default hereunder has occurred and is continuing (or if such officer has knowledge that an Event of Default has occurred and is continuing, specifying the nature of same, the period of existence of same and the action Borrowers propose to take in connection therewith);

     (iii) within thirty (30) days after the end of each calendar month, a consolidated balance sheet of TALX as of the close of such month and consolidated statements of earnings and retained earnings of TALX for such month and for the prior months of the current fiscal year (on a year to date basis), each compared to the same period in the previous fiscal year, all in reasonable detail, and unaudited but prepared on the basis of GAAP consistently applied (except for the absence of footnotes and subject to year-end adjustments), together with a narrative status report of management of TALX; and

     (iv) with reasonable promptness, such other financial data as Lender may reasonably request.

     4.6 Maintenance of Books and Records; Inspection. Each Borrower shall maintain its books, accounts and records on the basis of GAAP consistently applied, and permit a representative of Lender to visit and inspect any of its properties (including but not limited to the Collateral and the other items of collateral described in the Security Instruments), corporate books and financial records, and to discuss its accounts, affairs and finances with Borrowers or the principal officers of Borrowers during reasonable business hours, all at such times as Lender may reasonably request and upon reasonable notice.

     4.7 Insurance. Without limiting any of the requirements of any of the other Loan Documents, each Borrower shall maintain, in amounts and with deductibles customary for entities engaged in comparable business activities, fire, liability and other forms of insurance on its properties (including but not limited to the collateral now or hereafter securing payment and performance of the Secured Obligations), against such hazards and in at least such amounts as is customary in such Borrower's business. Lender shall be named as an additional insured with respect to liability insurance and loss payee with respect to hazard insurance (subject to the interests of the Senior Lender). Each such insurance policy shall require the insurer to notify Lender in writing at least thirty (30) days prior to any cancellation or material alteration of such policy. At the request of Lender, each Borrower will deliver forthwith a certificate specifying the details of such insurance in effect.

     4.8 Taxes and Assessments. Each Borrower shall (i) file all tax returns and appropriate schedules thereto that are required to be filed under applicable law, prior to the date of delinquency, (ii) pay and discharge all taxes, assessments and governmental charges or levies imposed upon such Borrower upon its income and profits or upon any properties belonging to it, prior to the date on which penalties attach thereto, and (iii) pay all taxes, assessments and governmental charges or levies that, if unpaid, might become a lien or charge upon any of its properties.

     4.9 Corporate Existence. Each Borrower shall maintain its corporate existence and good standing in the state indicated in Section 3.1 hereof, and its qualification and good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would constitute a Material Adverse Event; provided, however, that nothing herein shall prevent any merger or consolidation permitted by Section 4.17 hereof.

     4.10 Compliance with Law and Agreements. Except where failure to do so does not and would not constitute a Material Adverse Event, each Borrower shall maintain its business operations and property owned or used in connection therewith in compliance with (i) all applicable federal, state and local laws, regulations and ordinances, and such laws, regulations and ordinances of foreign jurisdictions, governing such business operations and the use and ownership of such property, and (ii) all agreements, licenses, franchises, indentures and mortgages to which any Borrower is a party or by which any Borrower or any of its properties is bound. Without limiting the foregoing, each Borrower shall pay all of its indebtedness promptly and substantially in accordance with the terms thereof, except where being contested in good faith and by proper proceedings if appropriate reserves are being maintained with respect thereto.

     4.11 Environmental Requirements. In addition to, and not in derogation of, the requirements of Section 4.10, each Borrower will comply with all laws, governmental standards and regulations applicable to such Borrower or to properties owned or leased by such Borrower, in respect of occupational health and safety and Applicable Environmental Laws (unless such laws, standards or regulations are being contested in good faith by appropriate proceedings and adequate reserves therefor have been established), promptly notify Lender of its receipt of any notice of a violation of any such law, standard or regulation, and indemnify and hold Lender harmless from all loss, cost, damage, liability, claim and expense incurred by or imposed upon Lender on account of any Borrower's failure to perform its obligations under this Section 4.11.

     4.12 Notice of Default. Borrowers shall give written notice to Lender of the occurrence of any default or Event of Default under this Agreement or default or event of default under any other Loan Document promptly upon knowledge of the occurrence thereof. Borrowers shall give written notice to

Lender of the occurrence of any default under any of the documents between Borrower and the Senior Lender (the "Senior Lender Documents").

     4.13 Notice of Litigation. Borrowers shall give notice, in writing, to Lender of (i) any actions, suits or proceedings instituted by any persons whomsoever against any Borrower or the property of any Borrower, and (ii) any dispute between any Borrower on the one hand and any governmental regulatory body on the other hand, which dispute might interfere with the normal operations of any Borrower, except where such actions, suits, proceedings and disputes do not and would not constitute a Material Adverse Event.

     4.14 ERISA. If any Borrower has in effect, or hereafter institutes, a Plan, then the following warranty and covenants shall be applicable during such period as any such Plan shall be in effect: (i) each Borrower hereby warrants that no fact that might constitute grounds for the involuntary termination of the Plan, or for the appointment by the appropriate United States District Court of a trustee to administer the Plan, exists at the time of execution of this Agreement; (ii) each Borrower hereby covenants that throughout the existence of the Plan, each Borrower's contributions under the Plan will meet the minimum funding standards required by ERISA and no Borrower will institute a distress termination of the Plan; and (iii) each Borrower hereby covenants that it will send to Lender a copy of any notice of a reportable event (as defined in ERISA) required by ERISA to be filed with the Labor Department or the Pension Benefit Guaranty Corporation, at the time that such notice is so filed.

     4.15 Key Man Insurance. Within sixty (60) days from the date hereof, Borrowers will obtain and thereafter maintain in full force and effect, at all times during the term of this Agreement and at their sole cost and expense, an insurance policy or policies in the amount of at least $3,000,000, insuring the life of William W. Canfield, the proceeds of which policy or policies shall be assigned to Lender.

     4.16 Name Change. No Borrower will change its name without giving Lender at least thirty (30) days prior written notice.

     4.17 Merger, Consolidation and Sale of Assets. No Borrower will acquire the business of, any interest in, or a substantial portion of the assets of, or merge or consolidate with any other entity or sell, lease or transfer or otherwise dispose of all or a substantial portion of its assets to any person or entity, except (i) sales or leases of inventory in the ordinary course of business, (ii) Intech Group, Inc., a Missouri corporation ("Intech"), may merge into TALX (provided TALX is the surviving corporation), (iii) either Subsidiary may merge into, consolidate with or transfer assets with or to the other Subsidiary or with or to TALX, and (iv) sales or dispositions of obsolete or otherwise retired equipment.

     4.18 Liability for Other Parties. No Borrower will become liable, directly or indirectly, for any obligation of any other person, by guaranty, endorsement, or otherwise, except (i) by endorsement in the ordinary course of business of negotiable instruments payable at sight for deposit or collection (or similar transactions in the ordinary course of business), or (ii) guaranties by one Borrower of another Borrower's obligations.

     4.19 Dividends. No Borrower will declare, set aside, or pay any dividend or make any other distribution, whether in cash, in kind, or otherwise, on account of or with respect to its stock, except (i) that TALX may declare and deliver dividends payable solely in common stock of TALX, and (ii) for payment of appraisal rights to shareholders of Intech holding, in the aggregate, less than 10% of the stock of Intech, who dissent from the merger of Intech and TALX. Lender agrees that a reverse stock split by Borrower will not violate this covenant.

     4.20 Liquidation; Redemption. No Borrower will permit dissolution or liquidation of such Borrower or the retirement or redemption of any shares of such Borrower's stock, except (i) with respect to shares of common stock of TALX which are held by its employees, TALX may redeem, in the aggregate as to all shareholder-employees, up to 5,000 shares held by such shareholder-employees as an incident to termination of the employment of such shareholder-employees, and
(ii) for payment of appraisal rights to shareholders of Intech holding, in the aggregate, less than 10% of the stock of Intech, who dissent from the merger of Intech and TALX. Lender agrees that a reverse stock split by Borrower will not violate this covenant.

     4.21 Loans and Investments. No Borrower will (i) make any loans other than deposits required by government agencies or public utilities, or (ii) make any investments (which term shall include the purchase of any ownership or similar interest in any corporation, partnership, joint venture, limited liability company or other business organization or the purchase of any debt or equity securities or instruments issued by any such entity), except for (iii) cash equivalent investments, (iv) loans and advances between Borrowers.

     4.22 Notice of Issuance of Stock. Other than upon the exercise of currently outstanding stock options, upon the issuance of additional shares of stock in any Borrower, such Borrower shall promptly disclose to Lender, in writing, the number of shares issued, the price therefor, and such other information as Lender may from time to time request.

     4.23 Change in Control. TALX will not permit a transfer or series of transfers, which, individually, or in the aggregate, results in a change in the controlling ownership interest in TALX. For purposes hereof, a "change in the controlling ownership interest" in TALX shall mean the sale, transfer or other disposition by William W. Canfield (or entities controlled by him) of record or beneficial ownership of shares of common stock of TALX constituting, in the aggregate, five percent (5%) or more of the shares of common stock of TALX held by Mr. Canfield and such entities on the date hereof. Neither of the Subsidiaries will issue any stock. Notwithstanding the foregoing, a merger of TALX with Intech will not violate this covenant provided that, immediately subsequent to such merger, Mr. Canfield acquires a number of shares of TALX stock in the merger equal to his proportionate share ownership of Intech.

     4.24 Change in Business. Borrowers will not engage in any line of business other than the business conducted by each Borrower as of the date of this Agreement.

     4.25 Location of Business and Collateral. Borrowers shall give written notice to Lender (i) thirty (30) days prior to the opening of any new business office, setting forth the address (including county) of such new location, (ii) thirty (30) days prior to changing the location of records with respect to intangible personal property constituting collateral security for the Secured Obligations, and (iii) whenever any Collateral comprised of tangible personal property will be located in a county or state that is not set forth on Schedule 3.5(ii) hereof for a period of four months or longer.

     4.26 Information; Post-Closing Review. Borrowers will furnish to Lender such financial data and other information relating to the business of Borrowers as Lender may from time to time reasonably request. In addition to the foregoing, at Lender's request, no later than ninety (90) days after the Loan is advanced, Borrower shall furnish Lender a certificate executed by the president itemizing the use of proceeds from the Loan, and, at Lender's request, Borrower shall cooperate with Lender in connection with a post-closing review.

     4.27 Share for Exercise of Warrants. TALX will at all times have the number of shares as to which the Warrants or Additional Warrants are then exercisable authorized, reserved and otherwise available for issuance upon exercise of the Warrants or Additional Warrants.

     4.28 Board of Directors Meetings; Observer Rights. Lender shall receive notice of and be entitled to attend or may send a representative to attend all meetings of the Company's Board of Directors in a non-voting observation capacity and shall receive a copy of all correspondence and information delivered to the Company's Board of Directors, from the date hereof until such time as the indebtedness evidenced by the Note has been paid in full.

     4.29 IBM Lien. Within thirty (30) days from the date hereof, Borrower shall cause the description of collateral set forth on the financing statement bearing file number 1768176, filed with the Missouri Secretary of State on August 18, 1989, as amended and/or continued (the "IBM Financing Statement"), to be amended to substantially the form set forth on Schedule 4.29 hereto. Until the IBM Financing Statement has been so amended, Borrowers will not permit the aggregate outstanding indebtedness of Borrowers secured by the IBM Financing Statement to exceed $30,000.


                     ARTICLE 5 - CONDITIONS TO CLOSING

     5.1 Conditions of Lender's Obligations. The obligation of Lender to make the Loan is subject to the receipt by Lender of the following documents, each of which shall be satisfactory to Lender in form and substance:

     (a) Corporate Documents. A copy of the Articles of Incorporation of each Borrower, as certified by the Secretary of State of Missouri, and a certificate of good standing from the Secretary of State in each state which any Borrower is legally required to qualify to transact business as a foreign corporation, each as of a recent date.

     (b) Security Instruments. Each of the Security Instruments, duly executed by Borrowers.

     (c) Officer's Certificate. Certificates of the President of each Borrower in the form attached as Exhibit F.

     (d) Opinion of Counsel. The favorable written opinion of Bryan Cave LLP, counsel to Borrowers, in form satisfactory to Sherrard & Roe, PLC, counsel to Lender, and substantially in the form of Exhibit G hereto.

     (e) The Note. The Note, duly completed and executed by Borrowers.

     (f) UCC-1 Financing Statements. Financing statements on Form UCC-1, duly completed and executed by Borrowers, perfecting the security interest of Lender in the Collateral.

     (g) Stock Purchase Warrant. The Warrants duly completed and executed by
TALX.

     (h) Intercreditor Agreement. The Intercreditor Agreement, duly executed by Borrowers and the Senior Lender.

     (i) Participation Agreement. The Participation Agreement, duly executed by the Participants.

     (j) Governmental Consents and Approvals. True copies of all consents and required governmental approvals, if any, necessary to the execution, delivery and performance of the Loan Documents and the transactions contemplated hereby and thereby.

     (k) Additional Conditions. Such additional conditions as deemed reasonably necessary by Lender.


                      ARTICLE 6 - DEFAULT AND REMEDIES

     6.1 Events of Default. The occurrence of any of the following shall constitute an Event of Default hereunder:

     (a) Default in the punctual payment of any portion of the principal amount of the indebtedness evidenced by the Note, or default in the payment of any interest on the indebtedness evidenced by the Note which is not cured within five (5) days.

     (b) Any representation by Borrower hereunder or under any of the other Loan Documents, or delivery by Borrower of any schedule, statement, resolution, report, certificate, notice or writing to Lender, is untrue in any material respect on the date as of which made, stated or certified.

     (c) Failure of Borrowers to perform any of their obligations under this Agreement, any of the Security Instruments or any of the other Loan Documents, which is not cured within ten (10) days if such failure can be cured by the payment of money, and within thirty (30) days otherwise, except that no cure period shall be granted with respect to the provisions of Sections 4.12, 4.13,
4.15 or 4.22.

     (d) Any Borrower (i) shall admit in writing its inability to pay its debts generally as they become due; or (ii) shall make an assignment for the benefit of creditors or petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or
(iii) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (iv) shall have had any such petition or application filed or any such proceeding commenced against it in which an order for relief is entered or an adjudication or appointment is made; or (v) shall indicate, by any act or omission, its consent to, approval of, or acquiescence in any such petition, application, proceeding or order for relief or the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or (vi) shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of thirty (30) days or more.

     (e) Any Borrower shall be liquidated, dissolved, partitioned or terminated, or the articles or certificate of incorporation of any Borrower shall expire or be revoked.

     (f) Any Borrower shall default in the timely payment or performance of any obligation now or hereafter owed to Lender in connection with any indebtedness of any Borrower now or hereafter owed to Lender, other than the Loan.

     (g) (i) Any Borrower shall fail to pay any principal of or premium or interest on any indebtedness owed by any Borrower (other than the Loan), which is outstanding in a principal amount of at least $100,000 in the aggregate, when the same becomes due and payable (whether by scheduled maturity, acceleration, demand or otherwise), and such failure shall continue after any cure period applicable thereto; or (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any such indebtedness and shall continue after any applicable cure period, if the effect of such event or condition is to accelerate or permit the acceleration of such indebtedness; or
(iii) any such indebtedness shall be accelerated or otherwise declared to be due and payable prior to the stated maturity thereof; or (iv) any such indebtedness shall be required to be prepaid, redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such indebtedness shall be required to be made, in each case prior to the stated maturity thereof.

     (h) The occurrence of any default or event of default under the Senior Lender Documents.

     (i) William W. Canfield shall cease to hold the offices of President and chief executive officer of TALX.

     6.2 Acceleration of Maturity; Remedies. Upon the occurrence of any Event of Default described in Section 6.1(d), the indebtedness evidenced by the Note as well as any and all other indebtedness of any Borrower to Lender shall be immediately due and payable in full; and upon the occurrence of any other Event of Default described in Section 6.1, Lender at any time thereafter may at its option accelerate the maturity of the indebtedness evidenced by the Note as well as any and all other indebtedness of any Borrower to Lender, whereupon such indebtedness shall be and become immediately due and payable; all without notice of any kind. Upon the occurrence of any such Event of Default and the acceleration of the maturity of the indebtedness evidenced by the Note:

     (a) Lender shall be immediately entitled to exercise any and all rights and remedies possessed by Lender pursuant to the terms of the Security Instruments and all of the other Loan Documents.

     (b) Lender shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as adopted in the respective states pursuant to which security interests in the Collateral are governed. Without limiting the generality of the foregoing, Lender without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon Borrowers or any other person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give an option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any office of Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or on future delivery without assumption of any credit risk. Lender shall have the right upon any such public sale or sales, to the extent permitted by law, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption, which right or equity is hereby waived or released. Each Borrower further agrees, at Lender's request, to assemble the Collateral and make it available to Lender at places which Lender shall reasonably select, whether at any Borrower's premises or elsewhere. To the extent permitted by applicable law, each Borrower waives all claims, damages and demands it may acquire against Lender arising out of the exercise by Lender of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 5 days before such sale or other disposition.

     (c) Lender shall have any and all other rights and remedies that Lender may now or hereafter possess at law, in equity or by statute.

     6.3 Remedies Cumulative; No Waiver. No right, power or remedy conferred upon or reserved to Lender by this Agreement or any of the other Loan Documents is intended to be exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder, under any of the other Loan Documents or now or hereafter existing at law, in equity or by statute. No delay or omission by Lender to exercise any right, power or remedy accruing upon the occurrence of any Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such Event of Default or an acquiescence therein, and every right, power and remedy given by this Agreement and the other Loan Documents to Lender may be exercised from time to time and as often as may be deemed expedient by Lender.

     6.4 Proceeds of Remedies. Any or all proceeds resulting from the exercise of any or all of the foregoing remedies shall be applied as set forth in the Loan Document(s) providing the remedy or remedies exercised; if none is specified, or if the remedy is provided by this Agreement, then as follows:

     (a) First, to the costs and expenses, including reasonable attorney and paralegal fees and costs, incurred by Lender in connection with the exercise of its remedies;

     (b) Second, to the expenses of curing the default that has occurred, in the event that Lender elects, in its sole discretion, to cure the default that has occurred;

     (c) Third, to the payment of accrued and unpaid interest on the indebtedness evidenced by the Note;

     (d) Fourth, to the payment of the unpaid principal of the Note;

     (e) Fifth, to the payment of all other Secured Obligations; and

     (f) Sixth, the remainder, if any, to Borrowers or to any other person lawfully thereunto entitled.


                          ARTICLE 7 - TERMINATION

     This Agreement shall remain in full force and effect until the payment in full by Borrowers of all amounts owed to Lender under the Loan Documents and the termination of any obligations of Lender to fund any portion of the Loan, within a reasonable time after which Lender shall take such actions as necessary to release its security interests in the Collateral, including the filing of appropriate UCC-3 termination statements.


                         ARTICLE 8 - MISCELLANEOUS

     8.1 Performance By Lender. If Borrowers shall default in the payment, performance or observance of any covenant, term or condition of this Agreement, Lender may, at its option, pay, perform or observe the same, and all payments made or costs or expenses incurred by Lender in connection therewith (including but not limited to reasonable attorney and paralegal fees and costs), with interest thereon at the highest default rate provided in the Note (if none, then at the maximum rate from time to time allowed by applicable law), shall be immediately repaid to Lender by Borrowers and shall constitute a part of the Secured Obligations and be secured hereby until fully repaid. Lender, in its sole and complete discretion and without any liability therefor, shall determine the necessity for any such actions and of the amounts, if any, to be paid.

     8.2 Successors and Assigns Included in Parties. Whenever in this Agreement one of the parties hereto is named or referred to, the heirs, legal representatives, successors, successors-in-title and assigns of such parties shall be included, and all covenants and agreements contained in this Agreement by or on behalf of Borrowers or by or on behalf of Lender shall bind and inure to the benefit of their respective heirs, legal representatives, successors-in-title and assigns, whether so expressed or not.

     8.3 Costs and Expenses. Borrowers agree to pay all costs and expenses incurred by Lender in connection with the making of the Loan, including but not limited to filing fees, recording taxes and reasonable attorney and paralegal fees and costs, promptly upon demand of Lender. Borrowers further agree to pay all premiums for insurance required to be maintained pursuant to the terms of the Loan Documents and all of the out-of-pocket costs and expenses incurred by Lender in connection with the maintenance of its security interest in the Collateral, protection of the Collateral, and collection of the Loan, including but not limited to reasonable attorney and paralegal fees and costs related thereto, promptly upon demand of Lender.

     8.4 Assignment. The Note, this Agreement and the other Loan Documents may be endorsed, assigned and transferred in whole or in part by Lender, and any such holder or assignee of the same shall succeed to and be possessed of the rights and powers of Lender under all of the same to the extent transferred and assigned. Lender shall notify TALX in writing of any such endorsement, assignment or transfer by Lender. Lender may grant participations in all or any portion of its interest in the indebtedness evidenced by the Note. No Borrower shall assign any of its rights nor delegate any of its duties hereunder or under any of the other Loan Documents without the prior express written consent of Lender.

     8.5 Time of the Essence. Time is of the essence with respect to each and every covenant, agreement and obligation of Borrowers hereunder and under all of the other Loan Documents.

     8.6 Severability. If any provisions of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby nor shall the validity and enforceability thereof be affected.

     8.7 Interest and Loan Charges Not to Exceed Maximum Allowed by Law. Anything in this Agreement, the Note, the Security Instruments or any of the other Loan Documents to the contrary notwithstanding, in no event whatsoever, whether by reason of advancement of proceeds of the Loan, acceleration of the maturity of the unpaid balance of the Loan or otherwise, shall the interest and other consideration agreed to be paid to Lender for the use of the money advanced or to be advanced hereunder exceed the maximum amounts collectible under applicable laws in effect from time to time. It is understood and agreed by the parties that, if for any reason whatsoever the interest or other consideration paid or contracted to be paid by Borrowers in respect of the indebtedness evidenced by the Note shall exceed the maximum amounts collectible under applicable laws in effect from time to time, then ipso facto, the obligation to pay such interest and other consideration shall be reduced to the maximum amounts collectible under applicable laws in effect from time to time, and any amounts collected by Lender that exceed such maximum amounts shall be applied to the reduction of the principal balance of the indebtedness evidenced by the Note or refunded to Borrowers, in Lender's sole discretion, so that at no time shall the interest and other consideration paid or payable in respect of the indebtedness evidenced by the Note exceed the maximum amounts permitted from time to time by applicable law.

     8.8 Article and Section Headings; Defined Terms. Numbered and titled article and section headings and defined terms are for convenience only and shall not be construed as amplifying or limiting any of the provisions of this Agreement.

     8.9 Notices. Any and all notices, elections or demands permitted or required to be made under this Agreement shall be in writing, signed by the party giving such notice, election or demand and shall be delivered personally, faxed (provided that such notice is mailed to the other party promptly thereafter), or sent by certified mail or nationally recognized overnight courier service (such as Federal Express) to the other party at the address set forth below, or at such other address as may be supplied in writing and of which receipt has been acknowledged in writing. The date of personal delivery, the date of successful fax transmission, the third day after the date of mailing, or the business day after the date of delivery to such courier service, as the case may be, shall be the date of such notice, election or demand. For the purposes of this Agreement, notices, elections or demands made pursuant hereto shall be made to the following addresses:

       If to Lender:                    Petra Capital, LLC
                                        150 Fourth Avenue North, Suite 1050
                                        Nashville, Tennessee  37219

                                        Attention: John S. Stein
                                        Fax: 615-313-5990

       with a copy to:                  Sherrard & Roe, PLC
                                        424 Church Street, Suite 2000
                                        Nashville, Tennessee  37219-3304
                                        Attention:  Michael D. Roberts
                                        Fax:  615-742-4539

       If to Borrowers:                 TALX Corporation
                                        1850 Borman Court
                                        St. Louis, Missouri 63146
                                        Attention: William W. Canfield
                                        Fax:  314-434-5176

       with a copy to:                  Bryan Cave LLP
                                        One Metropolitan Square
                                        211 North Broadway, Suite 3600
                                        St. Louis, Missouri  63102-2750
                                        Attn: Walter L. Metcalfe, Jr.
                                        Fax:  314-259-2020

     8.10 Warrant Valuation. The parties hereto hereby agree that the value to be attributed to the Warrants for federal and state income tax purposes shall be $.46 per share. The parties hereto agree to use such value consistently for federal and state income tax purposes.

     8.11 Entire Agreement. This Agreement and the other written agreements between any Borrower and Lender executed contemporaneously herewith represent the entire agreement between the parties concerning the subject matter hereof, and all oral discussions and prior agreements are merged herein; provided, however, if there is a conflict between this Agreement and any other document executed contemporaneously herewith with respect to the Secured Indebtedness, the provision most favorable to Lender shall control.

     8.12 Counterparts. This Agreement may be executed in multiple originals or counterparts, each of which shall be deemed an original and all or which when taken together shall constitute but one and the same instrument.

     8.13 Governing Law; Submission to Jurisdiction. This Agreement shall be construed and enforced under the internal laws of the State of Georgia, without reference to the conflict of laws principles thereof. All actions indirectly or directly arising out of this Agreement shall be brought in and resolved by the courts of the State of Georgia.

     8.14 Amendments; Incorporation. No amendment or modification hereof shall be effective except in a writing executed by each of the parties hereto. All schedules, exhibits, riders, and other documents and instruments referenced herein shall be deemed to be incorporated herein and made a part hereof.

     8.15 Waiver of Jury Trial. LENDER AND EACH BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER, RELATING TO, OR CONNECTED WITH THIS AGREEMENT, THE COLLATERAL OR ANY OTHER AGREEMENT, INSTRUMENT OR DOCUMENT CONTEMPLATED HEREBY OR DELIVERED IN CONNECTION HEREWITH AND AGREE THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS AGREEMENT.

                [SIGNATURE PAGE TO LOAN AND SECURITY AGREEMENT]

       IN WITNESS WHEREOF, the parties hereto have executed this Loan and Security Agreement, or have caused this Agreement to be executed by their duly authorized officers, as of the day and year first above written.

LENDER:                                 BORROWERS:

PETRA CAPITAL, LLC                      TALX CORPORATION

By:    Petra Capital Management, LLC,
       Manager

       By:                              By:
          ---------------------------      -------------------------------------
       Name:                            Name:
            -------------------------        -----------------------------------
       Title:                           Title:
             ------------------------         ----------------------------------

                                        [CORPORATE SEAL]

                                        TALX INFORMATION SERVICES
                                        CORPORATION

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                        Attest:

                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                        [CORPORATE SEAL]

                                        TALX DOCUMENT SERVICES CORPORATION

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                        Attest:

                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                        [CORPORATE SEAL]

                               LIST OF EXHIBITS
                               ----------------



EXHIBIT A - Note
EXHIBIT B - Participation Agreement
EXHIBIT C-1, C-2, C-3 and C-4 - Warrants
EXHIBIT D - Intercreditor Agreement
EXHIBIT E - Trademark and Patent Security Agreement

The Registrant hereby undertakes to furnish supplementally a copy of any omitted exhibit to the Commission upon request.

                               LIST OF SCHEDULES
                               -----------------


3.1 (a)   Foreign Corporations
3.1 (c)   Capitalization
3.1 (d)   Options, Warrants or Other Rights
3.1 (e)   Anti-dilution Rights
3.2       Consents
3.4       Liens
3.5 (i)   Intangible Property Locations
3.5 (ii)  Tangible Property Locations
3.6       Litigation
3.7       Financial Statements
3.12 (i) and 3.12 (ii) Certain Transactions
3.13      Corporate or Trade Names
3.14 (i), 3.14 (ii) and 3.14 (iii) Intellectual Property
3.15      Regulatory Compliance
3.16      Employee Benefit Plans
4.29      LBM Lien

The Registrant hereby undertakes to furnish supplementally a copy of any omitted schedule to the Commission upon request.